Exhibit 10.1


                            AGREEMENT BY AND BETWEEN

                                AMCORE Bank, N.A.

                               Rockford, Illinois

                                       and

                  The Office of the Comptroller of the Currency



         AMCORE Bank, N.A., Rockford, Illinois ("Bank") and the Comptroller of the Currency of the United States of America ("Comptroller") wish to protect the interests of the depositors, other customers, and shareholders of the Bank, and, toward that end, wish the Bank to operate safely and soundly and in accordance with all applicable laws, rules and regulations.

         The Comptroller, through her National Bank Examiner, has examined the Bank, and her findings are contained in the Report of Examination for the examination that commenced on September 7, 2004 ("ROE").

         In consideration of the above premises, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors ("Board"), and the Comptroller, through her authorized representative, that the Bank shall operate at all times in compliance with the articles of this Agreement.

                                    ARTICLE I

                                  JURISDICTION
                                  ------------

         (1) This Agreement shall be construed to be a "written agreement entered into with the agency" within the meaning of 12 U.S.C. Section 1818(b)(1).

         (2) This Agreement shall be construed to be a "written agreement between such depository institution and such agency" within the meaning of 12 U.S.C. Section 1818(e)(1) and 12 U.S.C. Section 1818(i)(2).


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         (3) This Agreement shall be construed to be a "formal written agreement" within the meaning of 12 C.F.R. Section 5.51(c)(6)(ii). See 12 U.S.C.
Section 1831i.

         (4) This Agreement shall be construed to be a "written agreement" within the meaning of l2 U.S.C. Section 1818(u)(1)(A).

         (5) This Agreement shall not cause the Bank to be designated as in "troubled condition," as set forth in 12 C.F.R. Section 5.51 (c)(6), unless otherwise informed in writing by the OCC. In addition, this Agreement shall not affect the Bank's designation as an "eligible bank" for purposes of 12 C.F.R.
Section 5.3(g), unless otherwise informed in writing by the 0CC.

         (6) All reports or plans which the Bank or Board has agreed to submit to the Assistant Deputy Comptroller pursuant to this Agreement shall be forwarded to the:

         Robert P. Sejnoha
         Assistant Deputy Comptroller
         Comptroller of the Currency
         Midsize Bank Supervision
         One Financial Place, Suite 2700
         440 South LaSalle Street
         Chicago, Illinois 60605

With copies to:

         Billy J. Lyons
         National Bank Examiner, Examiner In Charge
         Comptroller of the Currency
         Chicago-South Field Office
         7600 County Line Road, Unit 3
         Burr Ridge, Illinois 60527



                                   ARTICLE II

                           CONSUMER COMPLIANCE PROGRAM
                           ---------------------------

         (1) Within ninety (90) days, the Board shall adopt, implement, and thereafter ensure adherence to a written Consumer Compliance Program designed to ensure that the Bank is operating in compliance with all applicable consumer

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protection laws, rules and regulations.

This program shall include, but not be limited to:

     (a) a written description of the duties and responsibilities of the compliance officer;

     (b) adequate internal controls to ensure compliance with consumer protection laws, rules, and regulations;

     (c) at least annual updates of the Bank' s written policies and procedures to ensure they remain current as laws and regulations and Bank processes and procedures change;

     (d) a monitoring program to test for compliance with all applicable consumer protection laws, rules, and regulations

     (e) an audit program to ensure that the compliance program is effectively implemented;

     (f) procedures to ensure that exceptions noted in the monitoring and/or audit reports are responded to and corrected by the appropriate Bank personnel in a timely manner (monitoring and/or audit reports shall identify root causes of problems and corrective actions shall be directed at those root causes);

     (g) a program to track and report the status of corrective actions, including periodic testing of completed corrective actions to ensure implementation and effectiveness;

     (h) a program to identify and monitor new products and services, both pre-and post implementation;


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     (i)  periodic reporting of the results of the consumer compliance monitoring and audit to the Board or a committee thereof (reports shall include all significant issues even if corrected since the previous report and shall not be held pending completion of corrective action); and

     (j) a written program to monitor suspicious activity in the lower risk non-cash areas of the Bank.

         (2) Upon adoption, a copy of the program shall be forwarded to the Assistant Deputy Comptroller for review.

         (3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the programs developed pursuant to this Article.



                                   ARTICLE III

                               Compliance Staffing
                               -------------------


         (1) Within forty-five (45) days (and within forty-five (45) days of any subsequent vacancy), the Board shall appoint or employ a capable person to serve as Compliance Officer who shall be vested with sufficient authority to monitor and ensure the Bank's compliance with its Consumer Compliance Program, and all applicable consumer compliance laws and regulations. The Compliance Officer shall make reports directly to the Board.

         (2) Prior to the appointment or employment of any individual to the Compliance Officer position, the Board shall submit the name and qualifications of the proposed officer to the Assistant Deputy Comptroller for a prior written determination of no supervisory objection.

         (3) Within forty-five (45) days (and within forty-five (45) days of any subsequent vacancy), the Board shall appoint or employ a capable person to serve

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as Community Reinvestment Act (CRA) Officer who shall be vested with sufficient authority to monitor and ensure the Bank' s compliance with its Community Reinvestment Act Program.

         (4) Prior to the appointment or employment of any individual to the CRA Officer position, the Board shall submit the name and qualifications of the proposed officer to the Assistant Deputy Comptroller for a prior written determination of no supervisory objection.

         (5) The requirement to submit information and the provision for a prior written determination of no supervisory objection in this Article are based on the authority of 12 U.S.C. Section 1818(b) and do not require the Comptroller or the Assistant Deputy Comptroller to complete their review and act on any such information or authority within ninety (90) days.


                                   ARTICLE IV

                                VIOLATIONS OF LAW
                                -----------------

         (1) The Board shall immediately take all necessary steps to ensure that Bank management corrects each violation of law, rule or regulation cited in the ROE and in any subsequent Report of Examination. The Board shall provide quarterly progress reports to the Assistant Deputy Comptroller detailing the date and manner in which each correction has been effected during that reporting period.

         (2) Within ninety (90) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to specific procedures to prevent future violations as cited in the ROE and shall adopt, implement, and ensure Bank adherence to general procedures addressing compliance management which incorporate internal control systems and education of employees regarding laws, rules and regulations applicable to their areas of responsibility.

         (3) Within ninety (90) days of receipt of any subsequent Report of Examination which cites violations of law, rule, or regulation, the Board shall adopt, implement, and thereafter ensure Bank adherence to specific procedures to prevent future violations as cited in the ROE and shall adopt, implement, and ensure Bank adherence to general procedures addressing compliance management which incorporate internal control systems and education of employees regarding laws, rules and regulations applicable to their areas of responsibility.

         (4) Upon adoption, a copy of these procedures shall be promptly forwarded to the Assistant Deputy Comptroller.

         (5) The Board shall ensure that the Bank has policies, processes, personnel, and control systems to ensure implementation of and adherence to the procedures developed pursuant to this Article.


                                    ARTICLE V

                                     CLOSING
                                     -------

         (1) Although the Board has agreed to submit certain programs and reports to the Assistant Deputy Comptroller for review or prior written determination of no supervisory objection, the Board has the ultimate responsibility for proper and sound management of the Bank.

         (2) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon her by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

         (3) Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement. Such time requirements may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.


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         (4) The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.

         (5) This Agreement is intended to be, and shall be construed to be, a supervisory "written agreement entered into with the agency" as contemplated by 12 U.S.C. Section 1818(b)(1), and expressly does not form and may not be construed to form, a contract binding on the OCC or the United States. Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the OCC may enforce any of the commitments or obligations herein undertaken by the Bank under its supervisory powers, including 12 U.S.C. Section 1818(b)(1), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the OCC has any intention to enter into a contract. The Bank also expressly acknowledges that no OCC officer or employee has statutory or other authority to bind the United States, the U.S. Treasury Department, the OCC, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the OCC's exercise of its supervisory responsibilities. The terms of this Agreement including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

         IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set his hand on behalf of the Comptroller.



/s/ Robert P. Sejnoha                           May 31, 2005
-------------------------------------------     -------------------------------
Robert P. Sejnoha                               Date
Assistant Deputy Comptroller
Midsize Bank Supervision




         IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.



/s/ Patricia M. Bonavia                         May 31, 2005
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Patricia M. Bonavia                             Date

/s/ Eleanor Doar                                May 31, 2005
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Eleanor Doar                                    Date

/s/ Kenneth E. Edge                             May 31, 2005
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Kenneth E. Edge                                 Date

/s/ John R. Hecht                               May 31, 2005
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John R. Hecht                                   Date

/s/ Bruce W. Lammers                            May 31, 2005
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Bruce W. Lammers                                Date

/s/ Joseph B. McGougan                          May 31, 2005
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Joseph B. McGougan                              Date

/s/ James S. Waddell                            May 31, 2005
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James S. Waddell                                Date